UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

SUPERNUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35518	20-2590184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9715 Key West Avenue Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b- 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger on November 2, 2026, Supernus Pharmaceuticals, Inc. (the “Company”) notified Nasdaq of the completion of the Merger and requested that Nasdaq (i) suspend trading of the Supernus Common Stock, effective prior to the opening of trading on November 2, 2026, and (ii) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of the Supernus Common Stock from Nasdaq and the deregistration of the Supernus Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the effectiveness of such Form 25, the Company intends to file with the SEC a certification on Form 15 requesting the deregistration of the Supernus Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. As a result of the Merger, the Supernus Common Stock will no longer be listed on any national securities exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supernus Pharmaceuticals, Inc.

Date: November 2, 2026	By:	/s/ Timothy C. Dec
Timothy C. Dec
Senior Vice President and Chief Financial Officer